                                                      DRAFT: NOVEMBER 11, 1997

                                9,600,000 SHARES

                          IRI INTERNATIONAL CORPORATION

                                  COMMON STOCK

                           U.S. UNDERWRITING AGREEMENT




LEHMAN BROTHERS INC.                                         November __, 1997
HOWARD, WEIL, LABOUISSE, FRIEDRICHS INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
CREDIT LYONNAIS SECURITIES (USA), INC.
   As Representatives of
   the several U.S. Underwriters
   named in Schedule 1
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

            IRI International Corporation, a Delaware corporation (the "Company"), and certain stockholders of the Company named in Schedule 2 hereto (the "Selling Stockholders"), propose to sell to the several Underwriters named in Schedule 1 hereto (the "U.S. Underwriters") an aggregate of 9,600,000 shares (the "Firm Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). Of the 9,600,000 Firm Shares, 7,200,000 are being sold by the Company and an aggregate of 2,400,000 are being sold by the Selling Stockholders. In addition, the Company and the Selling Stockholders propose to grant to the U.S. Underwriters an option to purchase up to an additional 1,440,000 shares of Common Stock on the terms and for the purposes set forth in
Section 3 (the "Option Shares"). The Firm Shares and the Option Shares, if purchased, are hereinafter collectively called the "Shares." This is to confirm the agreement concerning the purchase of the Shares from the Company and the Selling Stockholders by the U.S. Underwriters.

            It is understood by all parties that the Company and the Selling Stockholders are concurrently entering into an agreement dated the date hereof (the "International Underwriting Agreement") providing for the sale by the Company and the Selling Stockholders of an aggregate of 2,400,000 shares of Common Stock (plus options to purchase up to 360,000 additional shares of Common Stock to cover over-allotments, if any, thereunder) (the "International Shares") through arrangements with certain underwriters outside the United States (the "International Managers"), for whom Lehman Brothers International (Europe), Credit Lyonnais Securities, Howard, Weil, Labouisse, Friedrichs Incorporated and Prudential-Bache Securities (U.K.) Inc. are acting as lead managers. The U.S. Underwriters and the International Managers simultaneously are entering into
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an agreement between the U.S. and international underwriting syndicates (the
"Agreement Between U.S. Underwriters and International Managers") which provides for, among other things, the transfer of shares of Common Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Common Stock contemplated by the foregoing, one relating to the Shares and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as included in the registration statement and amendments thereto referred to below. Except as used in Sections 3, 4, 5, 11 and 12 herein, and except as the context may otherwise require, references herein to the Shares shall include all the shares which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

            1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, each U.S. Underwriter that:

            (a) A registration statement on Form S-1 (File No. 333-35117) with respect to the Shares (i) has been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) has been filed with the Commission under the Securities Act and
(iii) either has become effective under the Securities Act and is not proposed to be amended or is proposed to be amended by amendment or post-effective amendment. If the Company does not propose to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you as the representatives (the "Representatives") of the U.S. Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including, if the Effective Date is on or before the date of this Agreement, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations ("Rule 424(b)") in accordance with
Section 6(a) hereof and deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) or, if the Effective Date is after the date of this Agreement, the final prospectus in the form heretofore delivered by the Company to the Representatives, with any changes made thereto by the Company with the consent of the Representatives, as the case may be. If it is contemplated at the time this Agreement is executed that

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
a registration statement will be filed pursuant to Rule 462(b) under the Securities Act before the offering of the Common Stock may commence, the term "Registration Statement" as used in this Agreement includes such registration statement.

            (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. Each Preliminary Prospectus, as of the date thereof, conformed in all respects to the requirements of the Securities Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any U.S. Underwriter specifically for inclusion therein.

            (c) If the Effective Date is on or before the date of this Agreement, (i) the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will when they become effective or are filed with the Commission or are first used to confirm sales of the Shares, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto does not, and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date or as of the first date of its use to confirm sales of the Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Date is after the date of this Agreement, (i) the Registration Statement and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission or are first used to confirm sales of the Shares, as the case may be, conform to the requirements of the Securities Act and the Rules and Regulations, (ii) the Registration Statement and any amendment thereto will not, as of the applicable Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date or as of the first date of their use to confirm sales of the Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, each of the statements made in such documents within the coverage of Rule 175(b) of the Rules and Regulations was made or will be made by the Company with a reasonable basis and in good faith. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any U.S. Underwriter specifically for inclusion therein. There is no contract or

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
document required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

            (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business and is duly qualified and registered as a foreign corporation for the transaction of business and is in good standing as a foreign corporation under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it make such qualification or registration necessary except where the failure to qualify or register or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and the Subsidiaries (as defined below) taken as a whole. IRI International Corporation, a former Delaware corporation and former subsidiary of the Company ("IRI"), immediately prior to its merger with and into the Company (the "Merger") on October __, 1997 (the "Merger Date"), was duly organized and validly existing in good standing under the laws of the State of Delaware with full corporate power and authority to own, lease and operate its properties and conduct its business and was duly qualified and registered as a foreign corporation for the transaction of business and was in good standing as a foreign corporation under the laws of each jurisdiction in which the character of the business conducted by it or the location of the properties owned, leased or operated by it made such qualification or registration necessary except where the failure to qualify or register or to be in good standing would not, individually or in the aggregate, have had a material adverse effect on the condition (financial or other), results of operations, business or prospects of IRI and its subsidiaries taken as a whole. Immediately prior to the Merger Date, the business of the Company was conducted only through IRI, together with its subsidiaries. Unless the context requires otherwise, all references in this Agreement to "the Company" shall include IRI prior to the Merger Date.

            (e) Schedule 3 hereto is a complete and accurate schedule of (i) the names of all corporations, partnerships, limited liability companies and joint ventures (the "Subsidiaries") in which the Company has an equity interest at the time of execution and delivery of this Agreement and (ii) information indicating the jurisdiction of organization of each such entity. With the exception of Cardwell International, Ltd., a Delaware corporation ("Cardwell"), none of the Subsidiaries (i) is a "significant subsidiary" as such term is defined in Rule 405 of the Rules and Regulations or (ii) conducts operations or has any assets or indebtedness or other liabilities, contingent or otherwise, which are material to the condition (financial or other), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole. Cardwell is duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its properties and to conduct its business, and is duly registered and qualified to do business and is in good standing in each jurisdiction, domestic or foreign, in which such registration or qualification or good standing is required to conduct its business (whether by reason of the ownership or leasing of property, the conduct of its business or otherwise), except where the failure to qualify or register or to be in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole.

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All the outstanding shares of capital stock of Cardwell have been duly authorized and validly issued and are fully paid and nonassessable; and all of such shares of capital stock are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest or other encumbrance, other than any lien, security interest or encumbrance arising in connection with or resulting from the Credit Agreement, dated March 31, 1997, among the Company, IRI, the several lenders from time to time parties thereto, Credit Lyonnais New York Branch and Lehman Commercial Paper Inc.

            (f) The authorized and outstanding capital stock of the Company is as set forth in the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and were validly issued and are fully paid and nonassessable. The Shares to be issued and sold by the Company to the U.S. Underwriters and the International Managers have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, will be duly and validly issued, fully paid and nonassessable. The Shares, when issued and delivered against payment therefor as provided herein and in the International Underwriting Agreement, will conform to the description thereof contained under the caption "Description of Capital Stock" in the Prospectus.

            (g) There are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's certificate of incorporation, bylaws or other governing documents or any agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, and, except as described in the Prospectus, there are no outstanding options, warrants or rights to purchase any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for any shares of capital stock of the Company.

            (h) The Company has all requisite power and authority to execute and deliver this Agreement and the International Underwriting Agreement and to issue, sell and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement, the International Underwriting Agreement and in the Registration Statement and Prospectus. At each Delivery Date (as defined in Section 5 hereof), all action required to be taken by the Company for the authorization, issuance, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement shall have been validly taken. This Agreement and the International Underwriting Agreement have been duly and validly authorized, executed and delivered by the Company.

            (i) The execution, delivery and performance of this Agreement and the International Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or Cardwell is a party or by which any of them is bound or to which any of the property or assets of any of them is subject, (ii) result in any violation of the provisions of the certificate of incorporation, bylaws or other governing

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
documents of the Company or Cardwell, (iii) result in the violation of any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or Cardwell or any of their properties or assets or (iv) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or Cardwell

            (j) Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), the securities or "Blue Sky" laws of certain jurisdictions and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the International Underwriting Agreement by the Company and the consummation of the transactions contemplated hereby and thereby.

            (k) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

            (l) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

            (m) Neither the Company nor Cardwell has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute, or has become a party to or the subject of any material litigation, court or governmental action, investigation, order or decree, in any case otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock (other than in connection with the Merger) or long-term debt, or any material change in short-term debt, of the Company or Cardwell or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, management, capitalization, financial condition, results of operations or net worth of the Company and Cardwell, otherwise than as set forth or contemplated in the Prospectus.

            (n) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company and the Subsidiaries, whose reports appear in the Preliminary Prospectus and the Prospectus and who have delivered the initial letter referred to in Section 9(h) hereof, are independent public accountants with respect to each of the Company and the Subsidiaries as required

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
by the Securities Act and the Rules and Regulations. The financial statements (including the related notes) included in the Registration Statement, any Preliminary Prospectus and the Prospectus present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The selected historical financial data of the Company included in the Prospectus under the caption "Selected Financial Data" are fairly stated in relation to the historical financial statements from which they have been derived. The pro forma financial statements set forth in the Registration Statement, any Preliminary Prospectus and the Prospectus (the "pro forma financial statements") have been prepared in accordance with the applicable accounting requirements of Rule 11-02 of Regulation S-X; the pro forma adjustments reflected in the pro forma financial statements have been properly applied to the historical amounts in compilation of such statements; and the assumptions used in the preparation of the pro forma financial statements are, in the opinion of the Company, reasonable.

            (o) The Company and Cardwell have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, free and clear of all liens, claims, encumbrances and title defects except (i) as described in the Prospectus or (ii) such as do not materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future as described in the Prospectus; and all real property and buildings held under lease by the Company and Cardwell are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and Cardwell.

            (p) Neither the Company nor Cardwell is (i) in breach or violation of its charter, bylaws or other governing documents or of any law or statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over it or (ii) in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) in the due performance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties are subject, except, in either case, where any such breach, violation or default would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole. To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its properties are subject is in default under any such agreement.

            (q) No action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Shares, or suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or suspends the sale of the Shares in any jurisdiction in which the Shares are qualified pursuant to Section 6(h) hereof; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company or any of the Selling Stockholders which would prevent or suspend the issuance or sale of the Shares,

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the effectiveness of the Registration Statement or the use of any Preliminary
Prospectus in any jurisdiction in which the Shares are qualified pursuant to
Section 6(h) hereof; no action, suit or proceeding is pending against or, to the best knowledge of the Company or the Subsidiaries, threatened against or affecting any of the Company or the Subsidiaries before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Shares or in any manner draw into question the validity or the subject matter of this Agreement or the International Underwriting Agreement or the performance by the Company of its obligations hereunder and thereunder.

            (r) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company or the Subsidiaries, threatened against the Company or the Subsidiaries or the Selling Stockholders or any of their respective properties which, if determined adversely to such person, would individually or in the aggregate have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole.

            (s) Except as described in the Prospectus, the Company and Cardwell own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

            (t) The Company and Cardwell carry, or are covered by, insurance in such amounts and covering such risks as is, in the Company's reasonable judgment, adequate for the conduct of their respective businesses and the value of their respective properties. Neither the Company nor Cardwell has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

            (u) Neither the Company nor any of the Subsidiaries is, or at either Delivery Date will be, (a) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" thereof, within the meaning of the United States Public Utility Holding Company Act of 1935, as amended, or (b) an "investment company" or a company "controlled by" an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder.

            (v) As of each Delivery Date, the Company and Cardwell will possess, and will operate in compliance in all material respects with, all certificates, authorizations or permits issued by the appropriate local, state, federal or foreign regulatory agencies or bodies necessary to conduct the business currently (or, as described or contemplated in the Prospectus, to be) operated by them, except for such certificates, authorizations or permits which, if not obtained, would not have,

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
individually or in the aggregate, a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole; and neither the Company nor Cardwell has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

            (w) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or the Subsidiaries (or, to the knowledge of the Company or the Subsidiaries or any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or the Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or the Subsidiaries or with respect to which the Company or the Subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "solid wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

            (x) Each of the Company and the Subsidiaries is in compliance in all material respects with all presently applicable provisions of the United States Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or the Subsidiaries would have any liability; the Company and the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the United States Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company and the Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (y) Each of the Company and the Subsidiaries has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof (taking into account extensions of time to file) and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or the Subsidiaries which has had (nor do the Company or the

Subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or the Subsidiaries, might have) a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole. None of the Company, IRI or the Subsidiaries incurred any liability for federal, state, local or foreign income, franchise or other taxes as a result of the Merger.

            (z) The Merger was duly authorized by all necessary corporate action on the part of the Company and IRI, including, to the extent required by applicable law, all action by their respective boards of directors and stockholders, and has become effective in accordance with Section 253 of the General Corporation Law of the State of Delaware. The Merger did not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, IRI or Cardwell is or was a party or by which any of them is or was bound or to which any of the property or assets of any of them is or was subject, except for any such conflicts, breaches, violations or defaults that were validly waived prior to the consummation of the Merger, (ii) result in any violation of the provisions of the certificate of incorporation, bylaws or other governing documents of the Company, IRI or Cardwell, (iii) result in the violation of any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, IRI or Cardwell or any of their properties or assets or (iv) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company, IRI or Cardwell.

            (aa) Neither of the Company nor the Subsidiaries (i) has taken, and none of such persons shall take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Common Stock in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Stock or (B) has paid or, except as contemplated hereby, has agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.
            (bb) The Shares have been approved for inclusion on the New York Stock Exchange ("NYSE"), subject only to official notice of issuance.

            (cc) From the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor Cardwell has (i) issued any securities or granted any options to purchase any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

            (dd) Each of the Company and Cardwell (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

            (ee) Neither the Company or any of the Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ff) No relationship, direct or indirect, exists between or among the Company or the Subsidiaries, on the one hand, and any of the Selling Stockholders or the directors, officers, other stockholders, customers or suppliers of the Company or any of the Selling Stockholders, on the other hand, which is required to be described in the Prospectus which is not so described.

            2. Representations, Warranties and Agreements of the Selling Stockholders. Each Selling Stockholder jointly (with respect to Sections 2(a) and 2(m)) and severally (with respect to Sections 2(b) through 2(l)) represents, warrants and agrees that:

            (a) If the Effective Date is on or before the date of this Agreement, to the knowledge of the Selling Stockholder (i) the Registration Statement and any amendment thereto does not, and will not, as of the applicable effective date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date or as of the first date of its use to confirm sales of the Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Date is after the date of this Agreement, to the knowledge of the Selling Stockholder (i) the Registration Statement and any amendment thereto will not, as of the applicable Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date or as of the first date of their use to confirm sales of the Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any U.S. Underwriter specifically for inclusion therein.

            (b) The Selling Stockholder has, and immediately prior to the each Delivery Date will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder and under the International Underwriting Agreement on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto and thereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several U.S. Underwriters and International Managers. Except as described under the caption "Security Ownership of Certain Beneficial Owners and Management" in the Prospectus, no person or group of persons beneficially owns any shares of Common Stock owned by the Selling Stockholder.

            (c) The Selling Stockholder (other than Mr. Hushang Ansary) has placed in custody under a custody agreement (the "Custody Agreement" and, together with all other similar agreements, the "Custody Agreements") with the Company, as custodian (the "Custodian"), for delivery under this Agreement and the International Underwriting Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the Shares to be sold by the Selling Stockholder hereunder and thereunder.

            (d) The Selling Stockholder (other than Mr. Hushang Ansary) has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney" and, together with all other similar agreements, the "Powers of Attorney") appointing Mr. Hushang Ansary, as attorney-in-fact, with full power of substitution and resubstitution, and with full authority to execute and deliver this Agreement and the International Underwriting Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof or thereof on behalf of the Selling Stockholder.

            (e) The Selling Stockholder has full right, power and capacity to enter into this Agreement, the International Underwriting Agreement and, where applicable, the Power of Attorney and the Custody Agreement and to sell and deliver the Shares in accordance with and upon the terms and conditions set forth in this Agreement, the International Underwriting Agreement and the Registration Statement and Prospectus. At each Delivery Date, all action required to be taken by the Selling Stockholder for the authorization, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement and the International Underwriting Agreement shall have been validly taken. This Agreement, the International Underwriting Agreement and, where applicable, the Power of Attorney and the Custody Agreement, have been duly and validly authorized, executed and delivered by the Selling Stockholder.

            (f) The execution, delivery and performance of this Agreement, the International Underwriting Agreement and, where applicable, the Power of Attorney and the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute such an event) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder or (iii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Selling Stockholder.

            (g) Except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, the securities or "Blue Sky" laws of certain jurisdictions and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the U.S. Underwriters and the International Managers, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the International Underwriting Agreement or, where applicable, the Power of Attorney or the Custody Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby.

            (h) Except as described in the Prospectus, the Selling Stockholder has not sold any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

            (i) No action, suit or proceeding is pending against or, to the best knowledge of the Selling Stockholder, threatened against or affecting the Selling Stockholder before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Shares or in any manner draw into question the validity or the subject matter of this Agreement or the International Underwriting Agreement or, where applicable, the Power of Attorney or Custody Agreement, or the performance by the Selling Stockholder of his obligations thereunder.

            (j) To the extent that statements or omissions, if any, made in any Preliminary Prospectus, the Prospectus or the Registration Statement or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such Preliminary Prospectus, the Prospectus and the Registration Statement and any amendments or supplements thereto, upon effectiveness or filing with the Commission and at each Delivery Date, as the case may be, did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

            (k) The Selling Stockholder has not (i) taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Stock or (B) paid or, except as contemplated hereby, agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (l) Any certificate signed by or on behalf of the Selling Stockholder and delivered, pursuant to this Agreement or in connection with the payment of the purchase price and delivery of the certificates for the Shares to be sold by the Selling Stockholder hereunder, to the Underwriters or counsel to the Underwriters shall be deemed a representation and warranty by the Selling Stockholder to each of the Underwriters as to the matters covered thereby.

            (m) The transfer of shares of Common Stock of the Company (then named Energy Services International Ltd.) to Mr. Hushang Ansary, Mr. Nader Ansary, Ms. Nina Ansary, Mr. Frank Carlucci and Dr. Philip David (collectively, the "Initial Stockholders") from Energy Services International Limited, a British Virgin Islands corporation ("ESI"), on or about March 27, 1997, was duly and validly authorized by all necessary corporate and stockholder action, and upon the consummation of such transfer, good and valid title to all of the then-issued and outstanding shares of Common Stock of the Company passed to the Initial Stockholders, free and clear of all liens, encumbrances, equities or claims.

            3. Purchase of the Shares by the U.S. Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 7,200,000 of the Firm Shares and each Selling Stockholder hereby agrees to sell the number of Firm Shares set opposite his name on Schedule 2 hereto, severally and not jointly, to the several U.S. Underwriters, and each of the U.S. Underwriters, severally and not jointly, agrees to purchase the number of Firm Shares set opposite that U.S. Underwriter's name in Schedule 1 hereto. Each U.S. Underwriter shall be obligated to purchase from the Company and from each Selling Stockholder that number of Firm Shares which represents the same proportion of the number of Firm Shares to be sold by the Company and by each Selling Stockholder, as the number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule 1 represents of the total number of Firm Shares to be purchased by all of the U.S. Underwriters pursuant to this Agreement. The respective purchase obligations of the U.S. Underwriters with respect to the Firm Shares shall be rounded among the U.S. Underwriters to avoid fractional shares, as the Representatives may determine.

            In addition, the Company and the Selling Stockholders grant to the U.S. Underwriters an option to purchase up to an aggregate of 1,440,000 Option Shares. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Shares and is exercisable as provided in
Section 5 hereof. Option Shares shall be purchased severally for the account of the U.S. Underwriters in proportion to the number of Firm Shares set opposite the names of such U.S. Underwriters in Schedule 1 hereto. Of the total amount of Option Shares purchased, one-half shall be issued, sold and delivered by the Company and the other one-half shall be sold and delivered by the Selling Stockholders in proportion to the number of Firm Shares set opposite the names of such Selling Stockholders in Schedule 2 hereto. The respective purchase obligations of each U.S. Underwriter with respect to the Option Shares shall be adjusted by the Representatives so that no

U.S. Underwriter shall be obligated to purchase Option Shares other than in 100 Share amounts. The price of both the Firm Shares and any Option Shares shall be $ _____ per Share.

            The Company and the Selling Stockholders shall not be obligated to deliver any of the Shares to be delivered on the First Delivery Date or the Second Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Shares to be purchased on such Delivery Date as provided herein and in the International Underwriting Agreement.

            4. Offering of Shares by the U.S. Underwriters. Upon authorization by the Representatives of the release of the Firm Shares, the several U.S. Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

            Each U.S. Underwriter agrees that, except to the extent permitted by the Agreement Between the U.S. Underwriters and International Managers, it will not offer or sell any of the Shares outside the United States or Canada.

            5. Delivery of and Payment for the Shares. Delivery of and payment for the Firm Shares shall be made at such place as shall be determined by agreement between the Representatives and the Company, at 10:00 A.M., New York City time, on the fourth full Business Day (as defined in Section 17 hereof) following the date of this Agreement or at such other date as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered certificates representing the Firm Shares to the Representatives for the account of each U.S. Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter hereunder. Upon delivery, the Firm Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full Business Days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Shares, the Company and the Selling Stockholders shall make the certificates representing the Firm Shares available for inspection by the Representatives in New York City, not later than 2:00 P.M., New York City time, on the Business Day prior to the First Delivery Date.

            At any time on or before the thirtieth day after the date of this Agreement, the option granted in Section 3 may be exercised by written notice being given to the Company and the Selling Stockholders by the Representatives. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, the names in which the Option Shares are to be registered, the denominations in which the Option Shares are to be issued and the date and time, as determined by the Representatives, when the Option Shares are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. The date and time the

Option Shares are delivered are sometimes referred to as the "Second Delivery Date," and the First Delivery Date and the Second Delivery Date are sometimes each referred to as a "Delivery Date."

            Delivery of and payment for the Option Shares shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement between the Representatives, the Company and the Selling Stockholders) at 10:00 A.M., New York City time, on the Second Delivery Date. On the Second Delivery Date, the Company and the Selling Stockholders shall deliver or cause to be delivered the certificates representing the Option Shares to the Representatives for the account of each U.S. Underwriter against payment to or upon the order of the Company and the Selling Stockholders of the purchase price by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each U.S. Underwriter hereunder. Upon delivery, the Option Shares shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Shares, the Company shall make the certificates representing the Option Shares available for inspection by the Representatives in New York City, not later than 2:00 P.M., New York City time, on the Business Day prior to the Second Delivery Date.

            6. Further Agreements of the Company. The Company covenants and agrees with each U.S. Underwriter:

            (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) of the Rules and Regulations; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (b) To furnish promptly to each of the Representatives and to counsel for the U.S. Underwriters an executed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

            (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Shares or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each U.S. Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

            (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company, the Selling Stockholders or the Representatives, be required by the Securities Act or requested by the Commission;

            (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the U.S. Underwriters and obtain the consent of the Representatives to the filing;

            (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

            (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its security holders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange or automated quotation system upon which the Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act, or any rule or regulation of the Commission thereunder;

            (h) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent to service of process;

            (i) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the issuance of shares of Common Stock upon the exercise of currently outstanding options or options to be granted on the First Delivery Date as described in the Prospectus) or securities convertible into or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.; and to cause each stockholder of the Company (other than the Selling Stockholders) and each Named Executive Officer (as such term is defined in the Prospectus) to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, substantially in the form attached hereto as Exhibit A, pursuant to which each such person shall agree not to, directly or indirectly,
(1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or
(2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case for a period of 180 days from the date of the Prospectus, without the prior written consent of Lehman Brothers Inc.;

            (j) Prior to the Effective Date, to apply for the inclusion of the Shares on the NYSE and to use its best efforts to complete that inclusion, subject only to official notice of issuance and evidence of satisfactory distribution, prior to the First Delivery Date, and to take such action as shall be necessary to comply with the rules and regulations of the NYSE with respect to such Shares;

            (k) To apply the net proceeds from the sale of the Shares being sold by the Company as set forth in the Prospectus;

            (l) To take such steps as shall be necessary to ensure that neither the Company nor the Subsidiaries shall become an "investment company" within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder; and

            (m) To timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act, including the rules and regulations thereunder, in connection with the registration of the Shares thereunder.

            7. Further Agreements of the Selling Stockholders. Each Selling Stockholder covenants and agrees with each U.S. Underwriter:

            (a) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (other than the Shares to be sold by the Selling Stockholder) or securities convertible into or exchangeable for shares of Common Stock or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of Lehman Brothers Inc.;

            (b) That the Shares to be sold by the Selling Stockholder hereunder, which are represented by the certificates held in custody for the Selling Stockholder (other than Mr. Hushang Ansary), are subject to the interest of the Underwriters and the other Selling Stockholders, that the arrangements made by the Selling Stockholder (other than Mr. Hushang Ansary) for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated by any act of the Selling Stockholder, by operation of law, by the death or incapacity of any Selling Stockholder or the occurrence of any other event;

            (c) To deliver to the Representatives prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person); and

            (d) To deliver to the Representatives such documentation, materials or other information as any U.S. Underwriter may reasonably request in form and substance reasonably satisfactory to the Representatives or their counsel to effectuate any of the provisions of this Agreement, the International Underwriting Agreement or, where applicable, the Custody Agreement or the Power of Attorney.

            8. Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Shares and any taxes payable in that connection; (b) the costs incident to the preparation, printing, filing, delivery and shipping of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and the Agreement Between the U.S. Underwriters and International Managers, any Supplemental Agreement Among U.S. Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Shares; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Shares; (f) any applicable listing or other similar fees; (g) the fees and expenses of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum, if the preparation of such Memorandum is requested by the Representatives (including related fees and expenses of counsel to the U.S. Underwriters); (h) the cost of printing certificates representing the Shares; (i) the costs and charges of any transfer agent or registrar; and
(j) all other costs and expenses incident to the performance of the obligations of the Company or the Selling Stockholders; provided that, except as provided in this Section 8 and in Section 13, the U.S. Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Shares which they may sell and the expenses of advertising any offering of the Shares made by the U.S. Underwriters.

            9. Conditions of U.S. Underwriters' Obligations. The respective obligations of the U.S. Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders contained herein, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional terms and conditions:

            (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) hereof, the Registration Statement and all post-effective amendments to the Registration Statement shall have become effective, all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made and no such filings shall have been made without the consent of the Representatives; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto or suspending the qualification of the Shares for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representatives and complied with to their satisfaction.

            (b) No U.S. Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representatives or in the opinion of counsel to the U.S. Underwriters, is material or omits to state a fact which, in the opinion of the Representatives or in the opinion of counsel to the U.S. Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

            (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the International Underwriting Agreement, the Custody Agreements, the Powers of Attorney, the Shares, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

            (d) Jones, Day, Reavis & Pogue shall have furnished to the Company their written opinion, as counsel for the Company, addressed to the Company and dated on or before the First Delivery Date, in form and substance satisfactory to the Representatives, regarding certain tax matters relating to the Merger.

            (e) Jones, Day, Reavis & Pogue shall have furnished to the Representatives their written opinion, as counsel for the Company, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit B hereto.

            (f) Jones, Day, Reavis & Pogue shall have furnished to the Representatives their written opinion, as counsel for the Selling Stockholders, addressed to the U.S. Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representatives, with respect to the matters set forth in Exhibit C hereto.

            (g) The Representatives shall have received from Baker & Botts, L.L.P., counsel for the U.S. Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (h) At the time of execution of this Agreement, the Representatives shall have received from KPMG Peat Marwick LLP a letter, in form and substance satisfactory to the Representatives, addressed to the U.S. Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to U.S. Underwriters in connection with registered public offerings.

            (i) With respect to the letter of KPMG Peat Marwick LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the U.S. Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

            (j) On each Delivery Date, there shall have been furnished to the Representatives a certificate, dated such Delivery Date and addressed to the Representatives, signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer, to the effect that (i) the representations, warranties and agreements of the Company contained in this Agreement are true and correct, as if made at and as of such Delivery Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to such Delivery Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened;
(iii) the signers of said certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) since the Effective Date there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth; and
(v) no event contemplated by subsection (l) of this Section 9 in respect of the Company or the Subsidiaries shall have occurred.

            (k) The Selling Stockholders shall have furnished to the Representatives on each Delivery Date a certificate, dated such Delivery Date, signed by or on behalf of the Selling Stockholder to the effect that the representations, warranties and agreements of the Selling Stockholder contained herein are true and correct as of such Delivery Date and that the Selling Stockholder has complied with all agreements contained herein to be performed by the Selling Stockholder at or prior to such Delivery Date.

            (l) Since the Effective Date, neither the Company nor any of the Subsidiaries shall have sustained any material loss or interference with its business by fire, flood, explosion, accident or other calamity, whether or not covered by insurance, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree which is materially adverse to the Company or the Subsidiaries; nor shall there have been a change in the capital stock, short-term debt or long-term debt of the Company or the Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, business, prospects, management, capitalization, financial condition, results of operations or net worth of the Company or the Subsidiaries, which loss, litigation, change or development, in the judgement of the Representatives, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Shares.

            (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the NYSE or the American

Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several U.S. Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Shares being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

            (n) The NYSE shall have approved the Shares for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

            (o) The Representatives shall have been furnished by the Company such additional documents and certificates as the Representatives or counsel for the U.S. Underwriters may reasonably request.

            (p) Simultaneously with the closing hereunder on the First Delivery Date, the closing of the International Underwriting Agreement shall have occurred.

            All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Representatives and to counsel for the U.S. Underwriters. The Company shall furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as they shall reasonably request. If any of the conditions specified in this Section 9 shall not have been fulfilled, when and as required by this Agreement, this Agreement and all obligations of the U.S. Underwriters hereunder may be canceled at, or at any time prior to, each Delivery Date, by the Representatives. Any such cancellation shall be without liability of the U.S. Underwriters to the Company, the Selling Stockholders or any of their affiliates. Notice of such cancellation shall be given to the Company in writing, or by telegraph or telephone and confirmed in writing.

            10.   Indemnification and Contribution.

            (a) The Company and the Selling Stockholders, jointly and severally, shall indemnify and hold harmless each U.S. Underwriter (including any U.S. Underwriter in its role as qualified independent underwriter pursuant to the rules of the National Association of Securities Dealers, Inc.), its officers and employees and each person, if any, who controls any U.S. Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that U.S. Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Shares under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any U.S. Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that neither the Company nor any Selling Stockholder shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such U.S. Underwriter through its negligence or willful misconduct), and shall reimburse each U.S. Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that U.S. Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such U.S. Underwriter furnished to the Company through the Representatives by or on behalf of any U.S. Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company or any Selling Stockholder may otherwise have to any U.S. Underwriter or to any officer, employee or controlling person of that U.S. Underwriter.

            (b) Each Selling Stockholder shall indemnify and hold harmless each U.S. Underwriter (including any U.S. Underwriter in its role as qualified independent underwriter pursuant to the rules of the National Association of Securities Dealers, Inc.), its officers and employees, and each person, if any, who controls any U.S. Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that U.S. Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the inaccuracy or breach of any representation, warranty or agreement of such Selling Stockholder set forth in Section 2 of this Agreement and shall reimburse each U.S. Underwriter, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that U.S. Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which the Selling Stockholders may otherwise have to any U.S. Underwriter or any officer, employee or controlling person of that U.S. Underwriter.

            (c) Each U.S. Underwriter, severally but not jointly, shall indemnify and hold harmless the Company, and its officers, employees and directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each other person, if any, who controls the Company within the meaning of the Securities Act, and each of the Selling Stockholders from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, controlling person or Selling Stockholder may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such U.S. Underwriter furnished to the Company through the Representatives by or on behalf of that U.S. Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer, controlling person or Selling Stockholder for any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or Selling Stockholder in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any U.S. Underwriter may otherwise have to the Company or any such director, officer, employee, controlling person or Selling Stockholder.

            (d) Promptly after receipt by an indemnified party under this
Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any U.S. Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such U.S. Underwriters or such controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company or the Selling Stockholders or both, as the case may be, (ii) the Company or the Selling Stockholders or both, as the case may be, shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such U.S. Underwriter or such controlling person and the Company or the Selling Stockholders or both, as the case may be, and such U.S. Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholders or both, as the case may be (in which case the Company or the Selling Stockholders or both, as the case may be, shall not have the right to assume the defense of such action on behalf of such U.S. Underwriter or such controlling person and the fees and expenses of such separate counsel shall be paid by the Company or the Selling Stockholders or both, as the case may be). The Company or the Selling Stockholders or both, as the case may be, shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such indemnified party, which firm shall be designated by the U.S. Underwriters. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company or the Selling Stockholders or both, as the case may be, on the one hand, and the U.S. Underwriters, on the other hand, from the offering of the

Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company or the Selling Stockholders or both, as the case may be, on the one hand, and the U.S. Underwriters, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company or the Selling Stockholders or both, as the case may be, on the one hand, and the U.S. Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company or the Selling Stockholders or both, as the case may be, on the one hand, and the total underwriting discounts and commissions received by the U.S. Underwriters with respect to the Shares purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Shares under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders, as the case may be, or the U.S. Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company or the Selling Stockholders, as the case may be, and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

            (f) The U.S. Underwriters severally confirm and each of the Company and the Selling Stockholders acknowledges that the statements with respect to the public offering of the Shares by the U.S. Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the concession and reallowance figures appearing under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such U.S. Underwriters furnished in writing to the Company by or on behalf of the U.S. Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

            (g) The indemnification obligations of the Selling Stockholders are subject to the following additional provisions:

                  (i) The liability of each Selling Stockholder under Section 10 shall be limited to the total proceeds (net of underwriting discounts and commissions but before deducting expenses) received by such Selling Stockholder under this Agreement; provided that such limitation shall not apply in any instances in which liability under this Section 10 arises out of or in connection with the breach or inaccuracy of the representation of the Selling Stockholders set forth in Section 2(m) of this Agreement.

                  (ii) It shall be a condition to the obligation of the Selling
            Stockholders to indemnify an indemnified party pursuant to Section 10(a) (or pursuant to Section 10(e) where the liability arises under Section 10(a)) or pursuant to Section 10(b) as a result of the breach or inaccuracy of the representation of the Selling Stockholders set forth in Section 2(a) (or pursuant to Section 10(e) where the liability arises under Section 10(b) in connection with such a breach or inaccuracy) that such indemnified party shall have made a demand for indemnification from the Company in accordance with Section 10(d) and either (A) the full amount of such claim shall not have been paid within 90 days from the making of such demand or (B) such demand for indemnification shall have been rejected by the Company.

            11.   Defaulting U.S. Underwriters.

            If, on either Delivery Date, any U.S. Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting U.S. Underwriters shall be obligated to purchase the Shares which the defaulting U.S. Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Shares set opposite the name of each remaining non-defaulting U.S. Underwriter in Schedule 1 hereto bears to the total number of Firm Shares set opposite the names of all the remaining non-defaulting U.S. Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting U.S. Underwriters shall not be obligated to purchase any of the Shares on such Delivery Date if the total number of Shares which the defaulting U.S. Underwriter or defaulting U.S. Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Shares to be purchased on such Delivery Date, and any remaining non-defaulting U.S. Underwriter shall not be obligated to purchase more than 110% of the number of the Shares which it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting U.S. Underwriters, or those other U.S. Underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Shares to be purchased on such Delivery Date. If the remaining U.S. Underwriters or other U.S. Underwriters satisfactory to the Representatives do not elect to purchase the Shares which the defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the U.S. Underwriters to purchase, and of the Company and the Selling Stockholders to sell, the

Option Shares) shall terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "U.S. Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 11, purchases Firm Shares which a defaulting U.S. Underwriter agreed but failed to purchase.

            Nothing contained herein shall relieve a defaulting U.S. Underwriter of any liability it may have to the Company or the Selling Stockholders for damages, including expenses paid by the Company pursuant to Sections 8 and 13, caused by its default. If other U.S. Underwriters are obligated or agree to purchase the Shares of a defaulting or withdrawing U.S. Underwriter, either the Representatives, the Company or the Selling Stockholders may postpone the Delivery Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Company or the Selling Stockholders or counsel for the U.S. Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

            12. Termination. The obligations of the U.S. Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Shares if, prior to that time, any of the events described in Section 9(l) or 9(m) shall have occurred or if the U.S. Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

            13. Reimbursement of U.S. Underwriters' Expenses. If the Company or any of the Selling Stockholders shall fail to tender the Shares for delivery to the U.S. Underwriters by reason of any failure, refusal or inability on the part of the Company or such Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the U.S. Underwriters' obligations hereunder required to be fulfilled by the Company or any of the Selling Stockholders is not fulfilled, the Company will reimburse the U.S. Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the U.S. Underwriters in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more U.S. Underwriters, neither the Company nor any of the Selling Stockholders shall be obligated to reimburse any defaulting U.S. Underwriter on account of those expenses.

            14. Notices. Any notice, consent, request, instruction, approval and other communication provided for herein shall be in writing, shall be delivered or sent by mail, telex or facsimile transmission and shall be deemed validly given, made or served (i) on the date on which it is delivered personally with receipt acknowledged, (ii) five Business Days after it is sent by registered or certified mail (receipt requested and postage prepaid), (iii) one Business Day after it is sent by overnight courier (charges prepaid) or (iv) on the same Business Day when sent before 5:00 P.M., recipient's time (and on the next Business Day when sent after 5:00 P.M., recipient's time) by telex or telecopier, transmission confirmed and charges prepaid. Such notices shall be in writing, and

                  (a) if to the Company or any of the Selling Stockholders, such notice shall be addressed to the Company or such Selling Stockholder (in care of the Company) at 1000 Louisiana, Suite 5900, Houston, Texas 77002, Attention: Mr. Hushang Ansary (Fax: 713/659-3137); and

                  (b) if to the U.S. Underwriters, such notice shall be addressed to the Representatives in care of Lehman Brothers Inc., 3 World Financial Center, 11th Floor, New York, New York 10285-1100,
         Attention: Syndicate Department (Fax: 212/526-6588), with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, New York 10285;

provided, however, that any notice to a U.S. Underwriter pursuant to Section 10(d) shall be delivered or sent by mail, telex or facsimile transmission to such U.S. Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the U.S.
Underwriters by Lehman Brothers Inc. on behalf of the Representatives.

            15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the U.S. Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of each International Manager who offers or sells any shares of Common Stock in accordance with the terms of the Agreement Between U.S. Underwriters and International Managers and the person or persons, if any, who control each U.S. Underwriter or International Manager within the meaning of
Section 15 of the Securities Act and (B) the indemnity agreement of the U.S. Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

            16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the U.S. Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

            17. Definition of the Term "Business Day." For purposes of this Agreement, "business day" means any day on which the NYSE is open for trading.

            18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

            19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

            20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

            If the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the U.S. Underwriters, please indicate your acceptance in the space provided for that purpose below.


                                    Very truly yours,

                                    IRI INTERNATIONAL CORPORATION



                                    By:________________________________________
                                          Hushang Ansary
                                          Chairman and Chief Executive Officer


                                    SELLING STOCKHOLDERS:



                                    __________________________________________
                                    Hushang Ansary



                                    __________________________________________
                                    Frank C. Carlucci, by Hushang Ansary,
                                    Attorney-in-Fact



                                    __________________________________________
                                    Dr. Philip David, by Hushang Ansary,
                                    Attorney-in-Fact

Accepted:


LEHMAN BROTHERS INC.
HOWARD, WEIL, LABOUISSE, FRIEDRICHS
   INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
CREDIT LYONNAIS SECURITIES (USA), INC.

   For themselves and as
   Representatives of the
   several U.S. Underwriters named
   in Schedule 1 hereto

By:  LEHMAN BROTHERS INC.



By:___________________________________
     Authorized Representative